Exhibit 3.25

CERTIFICATE OF FORMATION

OF

COMPRESSCO HOLDINGS, LLC

This Certificate of Formation, dated October 26, 2010, has been duly executed and is filed pursuant to Sections 18-201 and 18-204 of the Delaware Limited Liability Company Act (the “Act”) to form a limited liability company (the “Company”) under the Act.

1. Name. The name of the Company is:

Compressco Holdings, LLC

2. Registered Office; Registered Agent. The address of the registered office required to be maintained by Section 18-104 of the Act is:

Corporation Trust Center

1209 Orange Street

Wilmington, Delaware 19801.

The name and the address of the registered agent for service of process required to be maintained by Section 18-104 of the Act are:

The Corporation Trust Company

Corporation Trust Center

1209 Orange Street

Wilmington, Delaware 19801.

(Signature Page Follows)

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Formation as of the date first written above.

COMPRESSCO HOLDINGS, LLC

By: Compressco Field Services, Inc., its sole member

By: /s/ Ronald J. Foster
Name: Ronald J. Foster
Title: President

Signature Page to Certificate of Formation of Compressco Holdings, LLC